Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the Common Stock beneficially owned by each of them of Kinder Morgan, Inc., a Delaware Corporation. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 14th day of February, 2012.

TCG Holdings, L.L.C.

by: /s/ Jeremy W. Anderson, attorney-in-fact
Name: David M. Rubenstein
Title: Managing Director

TC GROUP, L.L.C.
by: TCG Holdings, L.L.C., its Managing Member

by: /s/ Jeremy W. Anderson, attorney-in-fact
Name: David M. Rubenstein
Title: Managing Director

TC GROUP IV MANAGING GP, L.L.C.
by: TC Group, L.L.C., its Managing Member
by: TCG Holdings, L.L.C., its Managing Member

by: /s/ Jeremy W. Anderson, attorney-in-fact
Name: David M. Rubenstein
Title: Managing Director

TC GROUP IV, L.P.
by: TC Group IV Managing GP, L.L.C., its General Partner
by: TC Group, L.L.C., its Managing Member
by: TCG Holdings, L.L.C., its Managing Member

by: /s/ Jeremy W. Anderson, attorney-in-fact
Name: David M. Rubenstein
Title: Managing Director

CARLYLE PARTNERS IV KNIGHT, L.P.
by: TC Group IV, L.P., its General Partner
by: TC Group IV Managing GP, L.L.C., its General Partner
by: TC Group, L.L.C., its Managing Member
by: TCG Holdings, L.L.C., its Managing Member

by: /s/ Jeremy W. Anderson, attorney-in-fact
Name: David M. Rubenstein
Title: Managing Director

CP IV COINVESTMENT, L.P.
by: TC Group IV, L.P., its General Partner
by: TC Group IV Managing GP, L.L.C., its General Partner
by: TC Group, L.L.C., its Managing Member
by: TCG Holdings, L.L.C., its Managing Member

by: /s/ Jeremy W. Anderson, attorney-in-fact
Name: David M. Rubenstein
Title: Managing Director